                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Accountants On Accounting And Financial Disclosure" and "Interests Of Named Experts And Counsel" and to the use of our report dated September 21, 1999, in the Registration Statement Amendment No. 2 to Form S-1 and related Prospectus of Gentry Resources, Inc. for the registration of shares of its common stock.



Vancouver, Canada
September 21, 1999

Elliott, Tulk, Pryce, Anderson
CHARTERED ACCOUNTANTS


/s/ Elliott, Tulk, Pryce, Anderson